UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2003 (December 19, 2003)

New Century Equity Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28536 (Commission File Number)	74-2781950 (IRS Employer Identification No.)

10101 Reunion Place, Suite 450, San Antonio, Texas (Address of Principal Executive Offices)	78216 (Zip Code)

Registrant’s telephone number, including area code: (210) 302-0444

Item 5. Other Events and Regulation FD Disclosure

        In November 2001, New Century Equity Holdings Corp. (the “Company”) entered into an Amended and Restated Employment Agreement (“Employment Agreement”) with the Company’s Chairman and Chief Executive Officer, Parris H. Holmes, Jr. (“Mr. Holmes”). As part of the Employment Agreement, the Company entered into a Split-Dollar Life Insurance Agreement (“Insurance Agreement”) with a trust beneficially owned by Mr. Holmes pursuant to which the Company pays the annual insurance premium of $172,000. The underlying life insurance policy (New York Life policy number 46731037) has a face value of $4.5 million and requires remaining annual premium payments through March 2012 (total of nine (9) remaining payments). The remaining premium payments due under the policy total $1,548,000.

        Mr. Holmes and the Company have agreed, hereby, to amend the Employment Agreement and terminate the provisions of the Employment Agreement related to the Insurance Agreement in exchange for payments by the Company to, and on behalf of, Mr. Holmes totaling $699,391 in cash. Accordingly, the Company hereby assigns to Mr. Holmes, and Mr. Holmes hereby assumes, all future obligations and benefits related to the Insurance Agreement. Mr. Holmes hereby releases and discharges the Company from any further obligation to provide or fund any life insurance for the benefit of Mr. Holmes, including the Insurance Agreement. Except as specifically set forth herein, the remaining provisions of the Employment Agreement remain in full force and effect.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

Exhibit	Description

99.1	Agreement and Release, dated December 19, 2003

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY EQUITY HOLDINGS CORP.

Date: December 19, 2003	By:	/s/ DAVID P. TUSA ———————————————
		Name: Title:	David P. Tusa Executive Vice President, Chief Financial Officer and Corporate Secretary

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INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Agreement and Release, dated December 19, 2003